Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2017 Third Quarter and Year-to-Date Financial Results

-- Continued Strong Subscription Revenue Growth of 42 Percent --

SANTA BARBARA, Calif. – November 22, 2016 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services designed for global manufacturing companies, today reported financial results for the fiscal 2017 third quarter and first nine months ended October 31, 2016.

Total revenue for the fiscal 2017 third quarter grew to $69.5 million, compared with $68.0 million for the fiscal 2016 third quarter. Currency had a negative impact on total revenue of $550,000. QAD’s revenue mix continues to shift from license to subscription as the company’s business model accelerates toward cloud-based revenue. Subscription revenue, which now comprises 20 percent of total revenue, increased 42 percent. Recurring revenue rose to 67 percent of total revenue for the fiscal 2017 third quarter, versus 62 percent for last year’s third quarter.

Additional fiscal 2017 third quarter financial results, compared with the prior-year period, include:

●	Subscription revenue of $13.7 million, versus $9.7 million. Currency had a $118,000 negative impact.

●	License revenue of $4.3 million, compared with $6.4 million. Currency had a $33,000 positive impact.

●	Professional services revenue of $19.0 million, versus $18.6 million. Currency had a $181,000 negative impact.

●	Maintenance and other revenue of $32.6 million, compared with $33.4 million. Currency had a $284,000 negative impact.

●	Gross profit of $36.5 million, or 52 percent of total revenue, compared with $37.0 million, or 54 percent of total revenue. Subscription gross margin grew to 48 percent, compared with 47 percent.

●	GAAP net income of $1.5 million, or $0.08 per diluted Class A share and $0.07 per diluted B share, compared with $2.6 million, or $0.14 per diluted Class A share and $0.12 per diluted Class B share.

●

Non-GAAP net income (defined as GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of an interest rate swap and certain income tax adjustments) of $3.0 million, or $0.15 per diluted Class A share and $0.13 per diluted Class B share, compared with $4.4 million, or $0.24 per diluted Class A share and $0.20 per diluted Class B share.

“QAD’s cloud revenue grew substantially again this quarter, as we benefited from the addition of new cloud customers and growth in our existing customer base, as well as engagements that began earlier in the year,” said Karl Lopker, Chief Executive Officer. “As we anticipated, the increase in cloud activity has driven higher demand for professional services, further enhancing margins and improving financial performance.”

Total operating expenses were $34.2 million, or 49 percent of total revenue, for the fiscal 2017 third quarter, compared with $33.6 million, or 49 percent of total revenue, for the same quarter last year.

Operating income for the third quarter of fiscal 2017 was $2.3 million, which included $1.8 million in stock compensation expense. Operating income for the third quarter of fiscal 2016 was $3.5 million, which included $1.9 million in stock compensation expense.

For the first nine months of fiscal 2017, total revenue was $204.7 million, versus $208.6 million for the first nine months of fiscal 2016. GAAP net loss was $291,000, or a loss of $0.02 per Class A share and $0.01 per Class B share, for the fiscal 2017 year-to-date period, versus GAAP net income of $4.8 million, or $0.25 per diluted Class A share and $0.21 per diluted Class B share, for the similar period last year. Non-GAAP net income was $4.6 million, or $0.24 per diluted Class A share and $0.22 per diluted Class B share, compared with $9.6 million, or $0.51 per diluted Class A share and $0.43 per diluted Class B share, for the nine months ended October 31, 2015.

QAD’s cash and equivalents balance was $135.7 million at October 31, 2016, compared with $137.7 million at January 31, 2016. Cash provided by operations was $5.5 million for the first nine months of fiscal 2017, versus $10.2 million for the first nine months of fiscal 2016, the decrease mainly a result of the company’s transition to subscription revenue.

Fiscal 2017 Third Quarter Operational Highlights:

●	Received orders from 19 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including 5 orders in excess of $1.0 million;

●

Received license or cloud orders from companies across QAD’s six vertical markets, including: A.O. Smith Corporation, Crane Company, Endologix, Inc., Federal-Mogul Corp., Grupo Detcel, Invacare Corporation, Johnson Controls, Inc., Kamstrup A/S, KYB Corporation, Lush Manufacturing, Ltd., M.M. Ispahani Limited, Mitek Industries Inc., Nippon Seiki Co., Ltd., NN, Inc., Oxitec Ltd., Polartec, LLC, PPG Industries, Inc., Rexel Group, Tsubakimoto Chain; and TVH Group NV; and

●

Announced the availability of the next phase of the company’s Channel Islands initiative and key enhancements to several of its solutions to further improve the customer user experience and provide customers with real-time, actionable insights that can be used to optimize business outcomes.

Business Outlook

For fiscal 2017, QAD expects:

●	Total revenue of $277 to $279 million, including $51 to $53 million of subscription revenue.

●	GAAP earnings per share of approximately $0.04 to $0.08 per diluted Class A share and $0.03 to $0.07 per diluted Class B share.

●	Non-GAAP earnings per share of approximately $0.38 to $0.42 per diluted Class A share and $0.31 to $0.35 per diluted Class B share.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for fiscal 2017 (in thousands except per share data):

Fiscal 2017
GAAP earnings per diluted Class A share - Range	$0.04 - $0.08
Add back:
Non-cash stock-based compensation	0.38
Amortization of purchased intangible assets	0.07
Change in fair value of interest rate swap	0.00
Income tax adjustments	(0.11)
Non-GAAP earnings per diluted Class A share - Range	$0.38 - $0.42
Shares used in computing Non-GAAP earnings per diluted Class A share	16,492

GAAP earnings per diluted Class B share - Range	$0.03 - $0.07
Add back:
Non-cash stock-based compensation	0.32
Amortization of purchased intangible assets	0.06
Change in fair value of interest rate swap	0.00
Income tax adjustments	(0.10)
Non-GAAP earnings per diluted Class B share - Range	$0.31 - $0.35
Shares used in computing Non-GAAP earnings per diluted Class B share	3,290

Calculation of Earnings Per Share

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares.  Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2017 Third Quarter Conference Call

When:	Tuesday, November 22, 2016
Time:	2:00 p.m. PT (5:00 p.m. ET)
Phone:	800-230-1059 (domestic); 612-234-9960 (international)
Replay:	Accessible through midnight November 30, 2016
800-475-6701 (domestic); 320-365-3844 (international); passcode 401080
Webcast:	Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP net income and non-GAAP earnings per diluted share in this press release for the third quarter and first nine months of fiscal 2017. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.

●

Non-GAAP net income - GAAP net income before stock-based compensation expense, amortization of purchased intangible assets, the change in fair value of the interest rate swap and certain income tax adjustments.

●	Non-GAAP earnings per diluted share - Non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. A table providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures is included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

EBITDA: The company reports EBITDA as a non-GAAP metric by excluding the effect of net interest expense, income tax expense, depreciation and amortization from net income because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes providing an EBITDA calculation is a more useful comparison of its operating results to the operating results of its peers.

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Income tax adjustments: Beginning in fiscal 2016, the company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisition-related costs, since each of these can vary in size and frequency. When projecting the long-term rate the company evaluated four years of historical and expected results excluding the impact of the following non-cash items: stock-based compensation expense, amortization of purchased intangibles and the change in fair value of the interest rate swap. The projected rate assumes no new acquisitions and takes into account other factors including the current tax structure, existing tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. The long-term non-GAAP tax rate is 25%. The company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix, acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq:QADA) (Nasdaq:QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models in the cloud, on-premise or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000, visit www.qad.com.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the Company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015
Revenue:
License fees	$4,323	$6,350	$14,686	$21,761
Subscription fees	13,678	9,659	37,487	28,223
Maintenance and other	32,552	33,395	98,654	100,611
Professional services	18,981	18,633	53,882	57,998
Total revenue	69,534	68,037	204,709	208,593
Cost of revenue:
License	582	827	2,072	2,728
Subscription	7,145	5,134	20,085	15,360
Maintenance and other	7,480	7,924	22,991	23,608
Professional services	17,850	17,120	52,851	54,035
Total cost of revenue	33,057	31,005	97,999	95,731
Gross profit	36,477	37,032	106,710	112,862
Operating expenses:
Sales and marketing	15,312	15,531	49,544	49,658
Research and development	10,807	10,193	33,019	31,440
General and administrative	7,934	7,676	24,423	24,719
Amortization of intangibles from acquisitions	165	165	496	495
Total operating expenses	34,218	33,565	107,482	106,312
Operating (loss) income	2,259	3,467	(772)	6,550
Other (income) expense:
Interest income	(184)	(80)	(515)	(224)
Interest expense	168	171	503	544
Other (income) expense, net	(413)	61	24	(471)
Total other expense, net	(429)	152	12	(151)
Income (loss) before income taxes	2,688	3,315	(784)	6,701
Income tax (benefit) expense	1,155	729	(493)	1,935
Net income (loss)	$1,533	$2,586	$(291)	$4,766

Diluted net income (loss) per share
Class A	$0.08	$0.14	$(0.02)	$0.25
Class B	$0.07	$0.12	$(0.01)	$0.21

Diluted Weighted Shares
Class A	16,602	16,308	15,687	16,208
Class B	3,301	3,286	3,205	3,283

QAD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	October 31,	January 31,
	2016	2016
Assets
Current assets:
Cash and equivalents	$135,689	$137,731
Accounts receivable, net	39,100	65,512
Deferred tax assets, net	8,543	8,203
Other current assets	17,271	16,024
Total current assets	200,603	227,470

Property and equipment, net	30,995	32,080
Capitalized software costs, net	934	1,553
Goodwill	10,657	10,645
Long-term deferred tax assets, net	12,758	12,914
Other assets, net	2,135	2,679

Total assets	$258,082	$287,341

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$441	$422
Accounts payable and other current liabilities	37,252	42,346
Deferred revenue	73,982	97,911
Total current liabilities	111,675	140,679

Long-term debt	13,877	14,191
Other liabilities	4,650	4,465

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	196,382	195,808
Treasury stock	(15,497)	(18,717)
Accumulated deficit	(44,637)	(40,376)
Accumulated other comprehensive loss	(8,388)	(8,729)
Total stockholders' equity	127,880	128,006

Total liabilities and stockholders' equity	$258,082	$287,341

QAD Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended
	October 31,
	2016	2015

Net cash provided by operating activities	$5,471	$10,165

Cash flows from investing activities:
Purchase of property and equipment	(2,166)	(2,641)
Capitalized software costs	(109)	(70)
Net cash used in investing activities	(2,275)	(2,711)

Cash flows from financing activities:
Repayments of debt	(326)	(305)
Tax payments, net of proceeds, related to stock awards	(1,726)	(2,419)
Payment of contingent liability associated with acquisitions	-	(750)
Cash dividends paid	(3,970)	(3,922)
Proceeds from issuance of common stock, net of issuance costs	-	8,365
Net cash (used in) provided by financing activities	(6,022)	969

Effect of exchange rates on cash and equivalents	784	(2,328)
Net (decrease) increase in cash and equivalents	(2,042)	6,095
Cash and equivalents at beginning of period	137,731	120,526
Cash and equivalents at end of period	$135,689	$126,621

QAD Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2016	2015	2016	2015

Total revenue	$69,534	$68,037	$204,709	$208,593

Net income (loss)	1,533	2,586	(291)	4,766
Add back:
Net interest expense	(16)	91	(12)	320
Depreciation	1,100	980	3,236	2,953
Amortization	425	455	1,287	1,363
Income taxes	1,155	729	(493)	1,935
EBITDA	$4,197	$4,841	$3,727	$11,337
Add back:
Non-cash stock-based compensation	1,820	1,881	5,521	5,618
Change in fair value of interest rate swap	(243)	187	(31)	(164)
Adjusted EBITDA	$5,774	$6,909	$9,217	$16,791
Adjusted EBITDA margin	8%	10%	5%	8%

Non-GAAP net income reconciliation

Net income (loss)	$1,533	$2,586	$(291)	$4,766
Add back:
Non-cash stock-based compensation	1,820	1,881	5,521	5,618
Amortization of purchased intangible assets	345	345	1,035	1,034
Change in fair value of interest rate swap	(243)	187	(31)	(164)
Income tax adjustments	(480)	(603)	(1,631)	(1,622)
Non-GAAP net income	$2,975	$4,396	$4,603	$9,632

Non-GAAP earnings per diluted Class A share reconciliation

Earnings (loss) per diluted Class A share	$0.08	$0.14	$(0.02)	$0.25
Add back:
Non-cash stock-based compensation	0.09	0.10	0.29	0.30
Amortization of purchased intangible assets	0.02	0.02	0.05	0.05
Change in fair value of interest rate swap	(0.01)	0.01	(0.00)	(0.01)
Income tax adjustments	(0.03)	(0.03)	(0.08)	(0.08)
Non-GAAP earnings per diluted Class A share	$0.15	$0.24	$0.24	$0.51

Shares used in computing non-GAAP earnings per diluted Class A share	16,602	16,308	16,463	16,208

Non-GAAP earnings per diluted Class B share reconciliation

Earnings (loss) per diluted Class B share	$0.07	$0.12	$(0.01)	$0.21
Add back:
Non-cash stock-based compensation	0.08	0.08	0.26	0.25
Amortization of purchased intangible assets	0.01	0.02	0.05	0.05
Change in fair value of interest rate swap	(0.01)	0.01	(0.00)	(0.01)
Income tax adjustments	(0.02)	(0.03)	(0.08)	(0.07)
Non-GAAP earnings per diluted Class B share	$0.13	$0.20	$0.22	$0.43

Shares used in computing non-GAAP earnings per diluted Class B share	3,301	3,286	3,289	3,283